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                                                                    Exhibit 10-A

                            AMENDMENT NUMBER ONE TO
                         THE NATIONAL STEEL CORPORATION
                 1993 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN


          Amendment of the Plan. Effective as of June 23, 1997, the Board of Directors of National Steel Corporation, pursuant to the authority reserved in
Section 10 of the National Steel Corporation 1993 Non-Employee Directors' Stock Option Plan ("Plan"), hereby amends the Plan as follows:

 1.  A new Section 6.03 is hereby added to read, in its entirety, as follows:


     6.03 Stock Appreciation Rights. The Committee is authorized to grant Stock Appreciation Rights to Participants on the following terms and conditions:

              (i) Right to Payment. A Stock Appreciation Right shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of a Share on the date of exercise, or if the Committee shall so determine, at any time during a specified period before or after the date of exercise, over (ii) the grant price of the Stock Appreciation Right as determined by the Committee as of the date of grant of the Stock Appreciation Right.

              (ii) Other Terms. The terms, methods of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee. A Stock Appreciation Right may be granted either alone or in addition to, in tandem with or in substitution for, any other Award granted under the Plan.

 2.  Section 2.01.1 is hereby amended to read, in its entirety, as follows:

     2.01.1 "Award" means any Option or Stock Appreciation Right granted under the Plan.

 3.  A new Section 2.01.16 is hereby added to read, in its entirety, as follows:

     2.01.16  "Stock Appreciation Right" means a right, granted under Section
              6.03 hereof, to be paid an amount measured by the appreciation in the Fair Market Value of Shares from the date of grant to the date of exercise.

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